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EXHIBIT 99.1

Consent of L.E.K. Consulting LLC

        Reference is made to the report entitled "Visual Stock Content Global Market Size and Forecast" dated August 8, 2012, which L.E.K. Consulting LLC ("L.E.K.") has prepared for Shutterstock Images LLC (the "Report").

        L.E.K. hereby consents to the inclusion of references to its name and references to, and information derived from, the Report in the Annual Report on Form 10-K of Shutterstock, Inc. the fiscal year ended December 31, 2014 (the "Annual Report") filed with the United States Securities and Exchange Commission (the "SEC"), and any subsequent amendment to the Annual Report filed with the SEC, provided that any modifications to the use of L.E.K.'s name or the statements attributed to L.E.K. in such Annual Report or in any subsequent amendment shall be subject to the prior consent of L.E.K.

Date: February 24, 2015

L.E.K. Consulting LLC

By:	/s/ SHUBA SATYAPRASAD
	Name:	Shuba Satyaprasad
	Title:	General Counsel

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  EXHIBIT 99.1
Consent of L.E.K. Consulting LLC